                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Contact: Jerry W. Nix, Executive Vice President - Finance
         (770) 612-2048


                             GENUINE PARTS COMPANY
                          DECLARES QUARTERLY DIVIDEND
                          AND ANNOUNCES OFFICER CHANGE


Atlanta, Georgia, August 18, 2003 -- The Board of Directors of Genuine Parts Company (NYSE: GPC) declared a regular quarterly cash dividend of 29.5 cents per share on the Company's common stock.

The dividend is payable October 1, 2003 to shareholders of record September 5, 2003.

In addition, the Board of Directors approved the following officer change. Robert J. Susor, age 58, was elected to the position of Executive Vice President. Mr. Susor has 35 years of service with the Company and was previously Senior Vice President of the Company.

ABOUT GENUINE PARTS COMPANY

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes product nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S. and Mexico. Genuine Parts Company had 2002 revenues of $8.3 billion.


                                      ###